SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 4, 2003

Potomac Bancshares, Inc.

(Exact Name of Registrant as Specified in Charter)

West Virginia	0-24958	55-0732247
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

111 E. Washington St., PO Box 906, Charles Town WV	25414-0906
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 304-725-8431

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

For Immediate Release

Potomac Bancshares, Inc. President and CEO Robert F. Baronner announced that the company’s Board of Directors approved $.1375 per share (thirteen and three quarter cent) cash dividend for the fourth quarter of 2003. The dividend represents a 1.9% increase over the dividend paid in the third quarter of 2003. This cash dividend is payable to all shareholders of record as of November 15, 2003 with the actual payment of the dividend to occur on December 1, 2003. It should be noted that Potomac Bancshares began paying quarterly rather than semi-annual dividends at the beginning of 2003.

Potomac Bancshares, Inc. is a public company trading under the ticker symbol PTBS. Potomac Bancshares is the one bank holding company for Bank of Charles Town (BCT) located in Charles Town, West Virginia.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements – None

(b) Pro Forma Financial Information – None

(c) Exhibits – None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Potomac Bancshares, Inc.

Date November 4, 2003	/s/ Robert F. Baronner, Jr. Robert F. Baronner, Jr., President and CEO